Exhibit (d)(2)

AMENDMENT TO INVESTMENT MANAGEMENT AGREEMENT
Dated  October 17, 2001


	The Investment Management Agreement by and between First
Pacific Mutual Fund, Inc., a Maryland corporation (the
"Company"), for the Hawaii Municipal Fund series and the Hawaii
Intermediate Fund series and First Pacific Capital Corporation, a
Hawaii corporation, is amended as follows:


FIRST:	The Investment Management Agreement is hereby
amended to change the name of First Pacific Capital Corporation to First Pacific Corporation.

	SECOND:	The foregoing amendment to the Investment
Management Agreement has been duly approved by at least a majority of the entire Board of Directors of the Company. The amendment is limited to changes expressly permitted to be made without action of the shareholders.

	THIRD:	The Investment Management Agreement Amendment
will become effective on October 17, 2001.

	IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first written above.

					FIRST PACIFIC MUTUAL FUND, INC.


					By:  /s/  Terrence K.H. Lee
				           Terrence K.H. Lee, President
[Corporate Seal]


					Attest:  /s/  Jean M. Chun
						   Jean M. Chun, Secretary



FIRST PACIFIC CORPORATION


					By:  /s/  Terrence K.H. Lee
					     Terrence K.H. Lee, President
[Corporate Seal]


					Attest:  /s/  Jean M. Chun
						   Jean M. Chun, Secretary